                                                                    Exhibit 9(e)
                               AMENDMENT TO THE
                    TRANSFER AGENCY AND REGISTRAR AGREEMENT

     THIS AMENDMENT, dated as of June 1, 1998 is made to the Transfer Agency Agreement[s] (the "Agreement[s]") between each of the Funds executing this Amendment and listed on Exhibit 1 of this Amendment attached hereto and incorporated herein (hereinafter individually and collectively referred to as the "Fund") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group").

1. Amendment # 2 to the Transfer Agency and Registrar Agreement between The Munder Funds Trust and First Data Investor Services Group, Inc. for retirement account fees and services, dated June 1, 1998 is deleted in its entirety.

2.   Schedule C is modified by adding the following new Section 10:

          "10.Retirement Account Services The Transfer Agent agrees to perform the services set forth in the Attached Exhibit 2 of this Schedule C with respect to those retirement plans offered by the Fund.".

This Amendment contains the entire understanding among the parties with respect to the transactions contemplated hereby. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the prior agreements and related agreements, this Amendment shall control, but the prior agreements and all related documents shall otherwise remain in full force and effect.

     IN WITNESS WHEREOF, each party has caused this Amendment to be executed by its duly authorized representative on the date first stated above.

THE MUNDER FUNDS, INC.          THE MUNDER FUNDS TRUST

/s/ Terry H. Gardner            /s/ Terry H. Gardner
-----------------------         ---------------------------
By:  Terry H. Gardner           By: By:  Terry H. Gardner
Title: Vice President           Title: Vice President

ST. CLAIR FUNDS, INC.           THE MUNDER FRAMLINGTON FUNDS TRUST

/s/ Terry H. Gardner            /s/ Terry H. Gardner
-----------------------         ---------------------------
By:  Terry H. Gardner           By:  Terry H. Gardner
Title: Vice President           Title: Vice President

FIRST DATA INVESTOR SERVICES
GROUP, INC.

/s/ Gerald G. Kokos
-----------------------
By:  Gerald G. Kokos
Title:  Executive Vice President

                                   Exhibit 1

                         List of Funds and Portfolios

THE MUNDER FUNDS TRUST
----------------------
Munder Accelerating Growth Fund
Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Growth & Income Fund
Munder Index 500 Fund
Munder Intermediate Bond Fund
Munder International Equity Fund
Munder Michigan Triple Tax-Free Bond Fund
Munder Small Company Growth Fund
Munder Tax-Free Bond Fund
Munder Tax-Free Intermediate Bond Fund
Munder Tax-Free Money Market Fund
Munder U.S. Government Income Fund
Munder U.S. Treasury Money Market Fund

THE MUNDER FUNDS INC.
---------------------
The Munder Multi-Season Growth Fund
The Munder Money Market Fund
The Munder Real Estate Equity Investment Fund
The Munder Value Fund
The Munder Mid-Cap Growth Fund

THE ST. CLAIR FUND INC.
-----------------------
Liquidity Plus Money Market Fund
Munder S&P 500 Index Equity Fund
Munder S&P MidCap Index Equity Fund
Munder S&P SmallCap Index Equity Fund
Munder Foreign Equity Fund
Munder Aggregate Bond Index Fund

THE MUNDER FRAMLINGTON FUNDS TRUST
----------------------------------
Framlington Emerging Markets Fund
Framlington Healthcare Fund
Framlington International Growth Fund

                            Exhibit 2 to Schedule C

RETIREMENT ACCOUNT SERVICES
---------------------------

(a) Process new accounts, verify completeness of application forms; establish new account records with standard abbreviations and registration formats, including proper account identification codes.

(b) Examine and process contributions and invest monies received in Investments in accordance with the written instructions of the Participant/Employer, as the case may be.

(c) Process transactions in Custodial Accounts upon receipt of proper documentation and in accordance with the terms of the plan.

(d) Reinvest income dividends and capital gains distributions in Investments selected by the Participant.

(e) Send a confirmation to the proper person(s) with respect to each transaction in the account.

(f) Examine and process requests for distributions, subject to receipt of required legal documents; verify eligibility of the recipient and make payments.

(g) Establish a record of types and reasons for distributions (i.e., attainment of age 59-1/2, disability, death, return of excess contributions, etc.)

(h)  Record method of distribution requested and/or made.

(i) Distribute the account in the event of death as required in writing by the Participant/Beneficiary, subject to receipt of required legal documents.

(j)  Receive and process designation of the beneficiary forms.

(k) Examine and process requests for direct transfers between custodians/trustees, transfer and pay over to the successor assets in the account and records pertaining thereto as requested;

(l) Send to each Participant/Beneficiary/Employer notices, prospectuses, account statements, proxies and other documents or communications relating to Fund shares or other Investments; send such other notices, documents or other communications to Participants/Beneficiaries/Employers as the Fund may direct FDISG to deliver.

(m)  Maintain records of contributions, distributions, and other transactions.

(n) Prepare any annual reports or returns required to be prepared and/or filed by a custodian of a Plan, including, but not limited to, an annual fair market value report, Forms 1099R and 5498 and file with the IRS and provide to Participant/Beneficiary.

(o) Send Participants/Beneficiaries an annual TEFRA notice regarding required federal tax withholding.

(p) Answer Participant/Beneficiary telephone, written or other inquiries concerning the plan and Investments under the Plan.

(q)  Process requested changes to account information.

(r) Retain original source documents, such as applications and correspondence, microfilm original source documents, as required.

(s) Respond to research inquiries from Fund or as requested by Custodian is directed by the Fund. Perform applicable withholding for accounts.

(t)  Purge "closed" accounts as directed by the Fund.